EXHIBIT 10.3

STOCK OPTION AGREEMENT

as of December 23, 2010

The parties to this Non-Statutory Stock Option Agreement (this “Agreement”) are Cinedigm Digital Cinema Corp. (the “Company”), a Delaware corporation, and Christopher J. McGurk (the “Optionee”), an employee of the Company.

The Company desires to have the Optionee serve as an employee of the Company and to provide the Optionee with an incentive to put forth maximum effort for the success of the business.

This Agreement sets forth the terms and conditions applicable to options to purchase shares of the Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”), granted to the Optionee as of the date first above written (the “Grant Date”).

Accordingly, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
Definitions

The following definitions shall apply for purposes of this Agreement:

1.1           “Board” shall mean the Board of Directors of the Company.

1.2           A “Change in Control” of the Company shall be deemed to occur upon any of the following events:

(a)           the acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of beneficial ownership of in excess of fifty percent (50%) of the then-outstanding Company Voting Securities (as defined below) (on a fully diluted basis); provided, however, that the term “Change in Control” shall not include any such acquisition by any entity with respect to which, following such acquisition, more than 50% of the then-outstanding shares of voting stock of such entity is then  beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities (and/or options, warrants or other rights to acquire Company Voting Securities) immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the then-outstanding Company Voting Securities (and/or options, warrants or other rights to acquire Company Voting Securities); or

(b)           the consummation of a Merger unless, following such Merger, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Company Voting Securities of the corporation resulting from such Merger is beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities immediately prior to such Merger in substantially the same proportion as their ownership immediately prior to such Merger; or

(c)           individuals who are members of the Board as of the Grant Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose appointment to the Board or nomination for election by the Company was approved by a vote of at least a majority of the Incumbent  Directors then in office (unless such appointment or election was at the request of an unrelated third party who has taken steps reasonably calculated to result in a Change in Control as described in paragraphs (a) or (b) of this Section 1.2 and who has indicated publicly an intent to seek control of the Company) shall be treated from the date of his appointment or election as an Incumbent Director; or

(d)           consummation of a complete liquidation or dissolution of the Company.

For purposes of this Section 1.1, “Company Voting Securities” shall mean the combined voting power of all outstanding classes of common stock of the Company and all other outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

1.3           “Committee” shall mean the Compensation Committee of the Board or such other Committee appointed by the Board for the purpose of administering this Option comprised solely of two or more members of the Board who qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as “outside” directors within the meaning of § 162(m) of the Code, and as “independent” directors within the meaning of NASDAQ Rule 4200(b)(15).

1.4           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.5           “Market Price” shall mean the closing price of Common Stock as reported on the Nasdaq Global Market or such other primary market or exchange on which the Common Stock may, from time to time, trade, on the date for which a Market Price is to be determined under this Agreement.

1.6           “Merger” shall mean any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

ARTICLE II
Grant of Options

2.1           Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee as of the Grant Date, the right and option to purchase from the Company up to, but not exceeding in the aggregate, 4,500,000 shares of Common Stock, at the option prices listed in Section 2.2 (the “Options”), and for the period beginning on the Grant Date and ending on December 23, 2020 (the “Option Term”).  The Options are non-statutory stock options.

2.2           The Options shall be granted in three tranches as follows:  1,500,000 of the Options (“First Tranche”) shall have an exercise price of $1.50 per share; 2,500,000 of the Options (“Second Tranche”) shall have an exercise price of $3.00 per share; and the remaining 500,000 Options (“Third Tranche”) shall have an exercise price of $5.00 per share.

2.3           The Options shall be subject to the terms and conditions of this Agreement.

ARTICLE III
Vesting, Exercise and Tax Withholding

3.1           (a)           Unless sooner terminated pursuant to this Agreement, the Options granted to the Optionee hereunder shall vest as described in this Section 3.1 and Section 3.2.  On and after the date Options have vested, they may be exercised at any time and from time to time during the Option Term, subject to earlier termination in accordance with Article IV.  Upon the termination of any of the Options pursuant to Article IV, the Options so terminated shall cease to be exercisable and the Optionee shall have no further rights under this Agreement with respect to the Options so terminated.

(b)           The Options shall vest on the earliest to occur of the Vesting Date, as defined below, the death of the Optionee, or a Change in Control, provided the Optionee remains an employee of the Company through the relevant date.  For purposes of the preceding sentence, the Vesting Date shall be:

(i)           the first anniversary of the Grant Date, with respect to one-third of the Options in each of the First Tranche, the Second Tranche and the Third Tranche;

(ii)           the second anniversary of the Grant Date, with respect to one half of the remaining Options in each of the First Tranche, the Second Tranche and the Third Tranche;and

(iii)           the third anniversary of the Grant Date, with respect to the remaining Options in each of the First Tranche, the Second Tranche and the Third Tranche.

3.2           The Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Grant Date, to vest the Options, in whole or in part, prior to the time the Options would otherwise vest under the terms of this Agreement.

3.3           (a)           Vested Options shall be exercised by the Optionee by delivering to the Company a Notice in the form set forth as Exhibit A hereto, along with payment of the exercise price (in one of the forms set forth in subparagraph (b) hereof) as well as payment of the applicable withholding taxes (as described in Section 3.4).

(b)           The exercise price for the Option shall be paid by the Optionee within ten (10) business days after the date of exercise, and may be paid:

(i)           in cash;

(ii)           in whole shares of Common Stock of the Company owned by the Optionee prior to exercising the Option;

(iii)           by having the Company withhold shares that otherwise would be delivered to the Optionee pursuant to the exercise of the Option in an amount equaling in value the exercise price;

(iv)           in a combination of either cash and delivery of shares, or cash and withholding of shares; or

(v)           by whatever other means the Committee may deem appropriate, other than by a loan by the Company to the Optionee.

3.4           The Company shall notify the Optionee of the amount of withholding tax or other tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the exercise of the Options or the sale of  shares of Common Stock subject to the Options.  The Optionee shall meet his withholding requirement (i) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such exercise, or (ii) by delivering to the Company other shares of Common Stock of the Company owned by the Optionee prior to exercising the Option;  (iii)by making a payment to the Company consisting of a combination of cash and such shares of Common Stock; or (iv) if the exerciser is the Optionee, by having the Company withhold shares that otherwise would be delivered to the Optionee pursuant to the exercise of the Option for which the tax is being withheld, provided that withholding by such method shall be limited to the minimum required applicable tax withholding.  Such an election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election.  Any such election must be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable.  The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 3.4 shall be the Market Price on the date used to determine the amount of tax to be withheld.

ARTICLE IV
Termination of Employment

4.1           In the event of the termination of employment of the Optionee by the Optionee or the Company for any reason whatsoever other than death or permanent disability (as defined in Section 4.2), any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated in writing by the Committee, shall terminate on the earliest of (i) ninety (90) days after the date of such termination, or (ii) the last day of the Option Term.  Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination and shall not be exercisable at any time thereafter.

4.2           In the event of the termination of the employment of the Optionee by reason of death or permanent disability, any Options that are vested (and which were not previously exercised), together with any other Options designated in writing by the Committee, shall terminate on the earliest of (i) one hundred eighty (180) days after the date of such termination, or (ii) the last day of the Option Term.  Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination and shall not be exercisable at any time thereafter.  As used in this Agreement, the term “permanent disability” means the Optionee being deemed to have suffered a disability that makes the Optionee eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

4.3           In the event of termination of employment, the Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Grant Date, to permit an Option to be exercised, in whole or in part, after the dates described in Sections 4.1 and 4.2, but not after the expiration of the Option Term.

4.4           In the event of a Change in Control, all Options outstanding on the date of such Change in Control that have not previously vested or terminated under the terms of this Agreement shall become immediately and fully exercisable.  Notwithstanding the foregoing, unless otherwise determined by the Board, no change in control of the Company shall be deemed to have occurred for purposes of determining a Participant's rights under this Agreement if (i) the Optionee is a member of a group that first announces a proposal which, if successful, would result in a Change in Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Optionee acquires a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 4.4.  In the case of termination by the Optionee or the Company of the Optionee’s employment within two (2) years after a Change in Control, unless such termination of employment is for cause, the Options shall remain exercisable during a three-year period commencing on the effective date of termination.

ARTICLE V
Miscellaneous

5.1           The number and kind of shares subject to outstanding Options and the option price for such shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options.  The Company shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

5.2           In the event of a Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation or other consideration, the Committee shall have the sole discretion to determine that (i) the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), will either assume the Company's rights and obligations under this Option Agreement or substitute awards in respect of the Acquiring Corporation's stock for outstanding Options or (ii) the outstanding Options shall be cancelled in exchange for such consideration as the Committee shall approve (based on the value of the consideration received in the Merger by holders of the same class of shares that are subject to outstanding Options).

5.3           After any Merger in which the Company shall be a surviving corporation, the Company may grant substituted options, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old Options may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Company in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

5.4           Nothing contained in this Agreement shall be deemed to confer upon the Optionee, in his capacity as a holder of Options, any right to prevent or to approve or vote upon any of the corporate actions described in this Article V.  The existence of the Options granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.5           Whenever the term “the Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Options may be transferred by will or by the laws of descent and distribution, the term “the Optionee” shall be deemed to include such person or persons.

5.6           The Options granted hereunder are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee’s lifetime only by him or her.  No assignment or transfer of the Options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Options shall terminate and become of no further effect.

5.7           The Optionee shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the Options shall not have been exercised as herein provided.

5.8           Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Optionee, with or without cause.

5.9           Nothing in this Agreement or otherwise shall obligate the Company to vest any of the Options, to permit the Options to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Optionee.

5.10           Notwithstanding any other provision hereof, the Optionee shall not exercise the Options granted hereunder, and the Company shall not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance (or such purchase) of such shares would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final and binding.  The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

5.11           No amounts of income or other benefits received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

5.12            Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its office at 55 Madison Avenue, Morristown, New Jersey  07960 and all notices or communications by the Company to Optionee may be given to the Optionee personally or may be mailed to him or her.

5.13           This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

5.14           As used in this Agreement, unless the context otherwise requires (i) references to “Articles” or “Sections” are to articles or sections of this Agreement, (ii) “hereof”, “herein”, “hereunder” and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) references to any gender include references to all genders, (iv) “including” means including without limitation, and (v) headings of the various articles and sections are for convenience of reference only.

5.15           The Optionee agrees and acknowledges that he or she shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating thereto and shall execute and deliver such agreements and documents, including without limitation, a lock-up agreement, as may be requested by the Company or the underwriters.  The Optionee’s obligations under this Section 5.15 shall apply to any shares of Common Stock issued to him as well as to any and all other securities of the Company or its successor for which such Common Stock may be exchanged or into which such Common Stock may be converted.

5.16           This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto.  Except as expressly set forth in this Agreement, the Company makes no representations, warranties or covenants to the Optionee with respect to this Agreement or its subject matter, including with respect to (i) the current or future value of the shares subject to the Options and (ii) whether the option price is equal to, less than or greater than the fair market value of a share of Common Stock.  Any modification, amendment or waiver to this Agreement will be effective only if it is in writing signed by the Company and the Optionee.  The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

5.17           This Option shall be administered and interpreted solely by the Committee or its delegated agent.  The interpretations and decisions of the Committee with regard to this Option shall be final and conclusive and binding upon the Optionee.

5.18           In the event of the Optionee’s death while the Options remain exercisable, the Options may be exercised by the Optionee’s beneficiary as designated on file with the Company, or, in the absence of such a beneficiary designation (or if the beneficiary has pre-deceased the Optionee), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Optionee’s estate with respect to the disposition or exercise of such options).

5.19           The Committee may require, upon exercise, payment or delivery pursuant to the Option, that the Optionee certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement.

5.20           It is the intent that this Agreement comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations.  If any provision of this Agreement is later found not to be in compliance with such Rule and regulations, the provisions shall be deemed null and void.  This grants and exercises of the Option under this Agreement shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CINEDIGM DIGITAL CINEMA CORP.

By:_/s/ Gary S. Loffredo______________________________
Name: Gary S. Loffredo
Title: SVP - General Counsel

OPTIONEE:

/s/ Christopher J. McGurk____________________________
Christopher J. McGurk

EXHIBIT A

EXERCISE OF STOCK OPTION

Pursuant to the provisions of the Stock Option Agreement entered into as of December __, 2010  between Cinedigm Digital Cinema Corp. (the “Company”) and Christopher J. McGurk, Optionee (the “Agreement”), I hereby exercise the Stock Option granted under the terms of the Agreement to the extent of _____ shares of the Common Stock of the Company (the “Shares”).  I deliver to the Company herewith the following in payment for the Shares:

Method of Payment (check one of the following):
☐	I have enclosed $_________________ in full payment for the option shares and any applicable withholding.
OR
☐	I have enclosed stock certificate no(s) _____________ together with stock powers endorsed to the Company, representing ____________ shares of the Company’s Common Stock.
OR
☐	I have given irrevocable instructions to a broker to deliver prompt payment of the exercise price for the option shares and any applicable withholding.
OR
☐
A combination of the above methods or other form of payment approved by the Committee (describe):
______________________________________________________________________________________________________________________

Date:
Optionee

Address

Social Security Number